     As filed with the Securities and Exchange Commission on April 23, 2003
------------------------------------------------------------------------------
                                                    Registration No. 333-_____
------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                   ----------

                                    FORM S-3

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                    CENTRAL EUROPEAN DISTRIBUTION CORPORATION

             (Exact Name of Registrant as Specified in Its Charter)

           Delaware                                           54-1865271
 (State or Other Jurisdiction of                           (I.R.S. Employer
 Incorporation or Organization)                          Identification Number)

                          1343 Main Street - Suite 301
                             Sarasota, Florida 34236
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                                William V. Carey
                 Chairman, President and Chief Executive Officer
                    Central European Distribution Corporation
                          1343 Main Street - Suite 301
                             Sarasota, Florida 34236
       (Name, Address, Including Zip Code, and Telephone Number, Including
                        Area Code, of Agent for Service)

                                   ----------

                                    Copy to:

                             Michael S. Novins, Esq.
                        Kronish Lieb Weiner & Hellman LLP
                           1114 Avenue of the Americas
                            New York, New York 10036
                                 (212) 479-6000

         Approximate date of commencement of proposed sale to the public: At such time or times after the effective date of this Registration Statement as the selling stockholders shall determine.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. |_|

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

========================= ====================== ======================= ====================== ======================
                                                    Proposed Maximum
    Title of Shares             Amount to          Offering Price per      Proposed Maximum           Amount of
    to be Registered       be Registered(1)(2)          Share(3)           Offering Price(3)      Registration Fee
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Common Stock                     996,000                 $26.02              $25,915,920                $2,097
========================= ====================== ======================= ====================== ======================

(1) Includes 166,000 shares of common stock issuable upon exercise of Additional Investment Rights, 150,000 of which were issued by the registrant and 16,000 of which were issued by the registrant's vice chairman, and all of which are held by the selling stockholders. Pursuant to Rule 416 under the Securities Act of 1933, such shares shall include an indeterminate number of shares that may be issued in connection with stock splits, stock dividends, recapitalizations and similar events.

(2) All of the shares of common stock offered hereby are being sold for the account of selling stockholders.

(3) Estimated solely for purposes of calculating the registration fee and based on the average of the high and low sale prices for the common stock as reported on the Nasdaq National Market on April 21, 2003 in accordance with Rule 457 under the Securities Act of 1933.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

-------------------------------------------------------------------------------

                  Subject to Completion - Dated April 23, 2003

                                   [cedc logo]

                         996,000 Shares of Common Stock

         This prospectus covers 996,000 shares of our common stock that may be offered and sold from time to time by the selling stockholders, including 166,000 shares issuable upon the exercise of Additional Investment Rights, 150,000 of which were issued by us and 16,000 of which were issued by our vice chairman, and all of which are held by the selling stockholders. We will not receive any proceeds from the sale of the shares of common stock, except that we would receive proceeds from the selling stockholders upon any exercise of the 150,000 Additional Investment Rights that were issued by us. We will bear the costs relating to the registration of the shares of common stock, which we estimate will be approximately $70,000.

         The selling stockholders may offer their shares through public or private transactions, on or off the Nasdaq National Market at prevailing market prices or at privately negotiated prices. The selling stockholders may make sales directly to purchasers or through brokers, agents, dealers or underwriters. The selling stockholders will bear all commissions and other compensation paid to brokers in connection with the sale of their shares.

         Our common stock is traded on the Nasdaq National Market under the symbol "CEDC." On April 21, 2003, the last reported sale price for the common stock on the Nasdaq National Market was $25.63 per share.

         Investing in the common stock involves certain risks. See "Risk Factors" beginning on page 3.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                          Prospectus dated _____, 2003

                                   THE COMPANY

         We are one of the leading importers and distributors of alcoholic beverages in Poland. We operate the largest nationwide next-day alcoholic beverage delivery service in Poland through 44 regional offices located in Poland's principal cities, including Warsaw, our central headquarters. We currently distribute approximately 800 brands in five categories: beer, spirits, wine, soft drinks and cigars. We exclusively import and distribute eleven international beers, including Guinness, Corona, Foster's, Beck's Pilsner, Bitburger and Budweiser Budvar. We currently distribute approximately 293 spirit products, including leading international brands of scotch, single malt and other whiskeys, rums, bourbons, Polish vodkas, tequilas, gins, brandies, cognacs, vermouths and specialty liquors, such as Johnnie Walker, Smirnoff, Absolut, Finlandia, Bacardi and Ballantines. In addition, we exclusively import and distribute approximately 374 wine products, including B.ph. de Rothschild, Torres, Bolla, Concha y Toro, Penfolds, Sutter Home, Georges Duboeuf, Mondavi, Veuve Clicquot and Codorniu. In addition to our distribution agreements with various alcoholic beverage suppliers, we are the exclusive importer in Poland for Dunhill Cigars, General Cigar products and Evian water.


         We distribute our products throughout Poland to approximately 20,000 outlets, including off-trade establishments, such as small businesses, medium size retail outlets, petrol stations, duty free stores, supermarkets and hypermarkets, and on-trade locations, such as bars, nightclubs, hotels and restaurants, where such products are consumed.

         Our principal executive offices are located at 1343 Main Street, Suite 301, Sarasota, Florida 34236, and our telephone number is (941) 330-1558. We maintain a homepage on the Internet at www.ced-c.com. That web site is not a part of this prospectus.

                                  THE OFFERING

Securities Offered              996,000 shares of common stock that may be
                                offered and sold from time to time by the selling stockholders, including 166,000 shares issuable upon the exercise of Additional
                                Investment Rights held by the selling
                                stockholders.

Offering Price                  All or part of the shares offered hereby may be
                                sold from time to time in amounts and on terms to be determined by the selling stockholders at the time of the sale.

Risk Factors                    See "Risk Factors" for a discussion of factors
                                you should carefully consider before deciding to purchase the shares of common stock offered under this prospectus.

Nasdaq Symbol                   CEDC

                                  RISK FACTORS

         You should carefully consider the risks described below before making the decision to purchase the shares of common stock offered hereunder. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also significantly impair our business, financial condition and results of operations. If any of the following risks actually occurs, our business, financial condition and results of future operations could be materially and adversely affected. In such case, the trading price of our common stock could decline, and you could lose all or part of your investment.

         The inability to adequately manage exchange-rate risk could affect our financial results and management's ability to make financial projections.

         Our operations are conducted primarily in Poland. Our functional currency is the Polish zloty while our reporting currency is the U.S. dollar. Our financial instruments consist mainly of cash and cash equivalents, accounts receivable, accounts payable and receivable, inventories, bank loans, overdraft facilities and long-term debt. All of the monetary assets represented by these financial instruments are located in Poland; consequently, they are subject to currency translation risk when reporting in U.S. dollars. We have sought to minimize this risk by converting substantially all of our bank debt into Polish zloty.

         If the U.S. dollar increases in value against the Polish zloty, the value in U.S. dollars of assets, liabilities, revenues and expenses originally recorded in the Polish zloty will decrease. Conversely, if the U.S. dollar decreases in value against the Polish zloty, the value in U.S. dollars of assets, liabilities, revenues and expenses originally recorded in Polish zloty will increase. Thus, increases and decreases in the value of the U.S. dollar can have an impact on the value in U.S. dollars of our non-U.S. dollar assets, liabilities, revenues and expenses, even if the value of these items has not changed in their original currency.

         The inability to maintain and expand our senior management would threaten our ability to implement all of our business strategies.

         The management of future growth will require the ability to retain qualified management personnel and to attract and train new personnel. Senior leadership is necessary to develop the financial and cost controls, information systems and marketing activities needed for us to prosper. Further, the successful integration of acquired companies requires substantial attention from our senior management team. Failure to successfully retain and hire needed personnel to manage our growth and development would have a material adverse effect on our ability to implement our business plan and grow our business.

         A significant number of our largely short-term and non-exclusive supply contracts may be unexpectedly terminated, which would materially and adversely affect our ability to generate revenue and operating profits.

         We distribute approximately 85% of the alcoholic beverages in our portfolio on a non-exclusive basis. Furthermore, most of our distribution agreements for these beverages have a term of approximately one year, although several of such agreements can be terminated by one party without cause on relatively short notice. For example, the distribution agreements with respect to domestic vodka (which accounted for approximately 70% of our net sales in 2002) can be terminated on one month notice. Any termination of a significant number of our supply contracts would adversely affect our ability to generate revenue and operating profits.

         In 2002, we purchased over 5% of net sales from the following suppliers: Polmos Bialystok (20%), Unicom Bols Group (14%) and Wyborowa S.A., formerly Polmos Poznan (7%). We have one-year supply contracts with each of these companies. The termination of our relationship with any of these entities could have a material adverse effect on our revenue and operating profits.

         The failure to smoothly integrate the operations, management and other personnel of acquired companies could adversely affect our ability to maximize our business activities and financial performance.

         Our growth will depend in part on our ability to acquire additional distribution capacity and effectively integrate these acquisitions into our existing operations and systems of management and financial controls. Risks associated with acquisitions include, but are not limited to, integration of sales personnel, retention of key management, standardization of management and controls, harmonization of sales and marketing strategies and procedures and implementation of group financial reports and controls. We may not be able to successfully integrate the operations of any acquisition, which could negatively impact our financial performance.

         Furthermore, since we have a history of maintaining the operational independence of the companies we acquire, there are risks that our managers of our subsidiaries, who were once the owners of their own companies, will not successfully implement new business strategies and management and cost-control systems. Our senior management team residing in Warsaw may not be able to coordinate the business activities of the group's various subsidiaries in order to maximize the group's business potential as a nationwide distribution network.

         The absence of suitable acquisition targets would undermine our continuing acquisition strategy.

         We may not identify suitable acquisition candidates that are available on terms acceptable to us. In addition, acquired businesses may not be profitable at the time of their acquisition and may not achieve or maintain profitability levels that justify our investment. Therefore, our acquisitions may not be accretive to shareholder value.

         The implementation of anti-monopoly regulations could threaten our basic business strategy of growing through acquisitions once we reach a 35 to 40% market share.

         Under the Polish Anti-Monopoly Act, acquisitions may be blocked or have conditions imposed upon them by the Polish Office for Protection of Competition and Consumers (the "Anti-Monopoly Office") if the Anti-Monopoly Office determines that the acquisition has a negative impact on the competitiveness of the Polish market. The current body of Polish anti-monopoly law is not well established and, therefore, it can be difficult to predict how the Anti-Monopoly Office will act on an application. Generally, companies that obtain control of 40% or more of their market may face greater scrutiny from the Anti-Monopoly Office than those that control a lesser share. Additionally, several types of reorganizations, mergers and acquisitions and undertakings between business entities, including acquisitions of stock, under circumstances specified in the Anti-Monopoly Act, require prior notification to the Anti-Monopoly Office. Sanctions for failure to notify include fines imposed on parties to the transaction and members of their governing bodies. The Anti-Monopoly Office may not approve any or all of our proposed acquisitions, which action would negatively impact our ability to institute our business plan and grow our business.

         Increased Polish regulations of the alcoholic beverage industry could make it difficult for us to operate in the industry profitably.

         The importation and distribution of alcoholic beverages in Poland are subject to extensive regulation, requiring us to receive and renew various permits and licenses to import, warehouse, transport and sell alcoholic beverages. These permits and licenses often contain conditions with which we must comply in order to maintain the validity of such permits and licenses. Our import and sale of cigars are also subject to regulation. These various governmental regulations applicable to the alcoholic beverage industry may be changed so as to impose more stringent requirements on us. If we were to fail to be in compliance with applicable governmental regulations or the conditions of the licenses and permits we receive, such failure could cause our licenses and permits to be revoked and have a material adverse effect on our business, results of operations and financial condition. Further, the applicable Polish governmental authorities, in particular the Minister of Economy, have articulated only general standards for issuance, renewal and termination of the licenses and permits which we need to operate and, therefore, such governmental authorities retain considerable discretionary authority in making such decisions.

         Deterioration in the market reforms undertaken by the Polish government could make it more difficult for management to operate our company and predict financial performance.

         Poland has undergone significant political and economic change since 1989. Political, economic, social and similar developments in Poland could in the future have a material adverse effect on our business and operations. In particular, changes in laws or regulations (or in the interpretations of existing laws or regulations), whether caused by changes in the government of Poland or otherwise, could materially adversely affect our business and operations. Currently there are no limitations on the repatriation of profits from Poland, for example, but there is no assurance that foreign exchange control restrictions or similar limitations will not be imposed in the future with regard to repatriation of earnings and investments from Poland. If such exchange control restrictions, or similar limitations are imposed, the ability of our U.S. parent holding company to receive dividends or other payments from its subsidiaries could be reduced, which would reduce our ability to pay dividends.

         Emerging economies, such as Poland in which we operate, can be more volatile and perform differently than the United States due to increased risks of adverse political, regulatory or economic developments. The value of our common stock may be adversely affected by developments that would not affect other U.S. issuers without material operations in emerging markets.

         In general, investing in the securities of issuers with substantial operations in foreign markets such as Poland involves a higher degree of risk than investing in the securities of issuers with substantial operations in the United States and similar jurisdictions. The Polish market could be subject to greater social, economic, regulatory and political uncertainties than the United States which could have an adverse effect on the market value and liquidity of our common stock.

         Our stockholders could experience unusual expense and uncertainty in trying to enforce any judicial judgment against us.

         We are organized under the laws of Delaware. Therefore, our stockholders are able to affect service of process in the United States upon us and may be able to affect service of process upon our directors. However, we are a holding company, all of the operating assets of which are located outside the United States. As a result, it may not be possible for investors to enforce against our assets judgments of United States courts predicated upon the civil liability provisions of United States laws. We have been advised by our counsel that there is doubt as to the enforceability in Poland, in original actions or in actions for enforcement of judgments of U.S. courts, of civil liabilities predicated solely upon the laws of the United States. In addition, awards of punitive damages in actions brought in the United States or elsewhere may not be enforceable in Poland.

                           FORWARD-LOOKING STATEMENTS

            This prospectus and the documents incorporated into this prospectus by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify these statements by forward-looking words such as "may," "could," "should," "would," "intend," "will," "expect," "anticipate," "believe," "estimate" or similar words. You should read statements that contain these words carefully because they discuss our future expectations, contain projections of our future results of operations or of our financial condition or state other forward-looking information.

            There may be events in the future that we are not able to predict accurately or control and that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. We caution investors that our forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. These differences may be the result of various factors, including those factors described in the section entitled "Risk Factors" on page 3 and other risk factors as may be detailed from time to time in our public announcements and filings with the Securities and Exchange Commission.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and periodic reports, proxy statements and other information with the United States Securities and Exchange Commission (the "SEC"). You may inspect these documents without charge at the principal office of the SEC located at 450 Fifth Street, N.W., Washington, D.C. 20549, and you may obtain copies of these documents from the SEC's Public Reference Room at its principal office. Information regarding the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC's web site is http://www.sec.gov. You may also review information about our company at the offices of Nasdaq, located at 1735 K Street, N.W., Washington, D.C. 20006.

         We have filed a registration statement on Form S-3 with the SEC relating to the offering of common stock pursuant to this prospectus. The registration statement contains information not found in this prospectus. For further information, you should refer to the registration statement, which you can inspect and copy in the manner and at the sources described above. Statements that we make in this prospectus, or that we incorporate by reference in this prospectus, concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC are not necessarily complete and, in each instance, reference is made to the copy of such document so filed.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents that we have previously filed with the SEC or documents that we will file with the SEC in the future. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the following documents:

          o our Annual Report on Form 10-K for the fiscal year ended December 31, 2002;
          o our Current Reports on Form 8-K filed on March 25, 2003 and April 3, 2003, and on Form 8-K/A filed on March 28, 2003 and April 22, 2003; and
          o the description of our common stock contained in our registration statement on Form 8-A under the Exchange Act as filed on May 21, 1998, including any amendment or report filed for the purpose of updating such description.

            In addition, all documents and reports, filed by us subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

            You may obtain copies of these documents, other than exhibits, free of charge by contacting James Archbold, our Vice President and Corporate Secretary, at our principal office, which is located at 1343 Main Street, Suite 301, Sarasota, Florida 34236, or by telephone at (941) 330-1558.

            You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. The selling stockholders are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of this document.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders. We would receive proceeds from the selling stockholders upon any exercise of the 150,000 Additional Investment Rights issued by us, any such proceeds to be used for general corporate purposes. The Additional Investment Rights are exercisable at $23.25.

                              SELLING STOCKHOLDERS

         Of the 996,000 shares offered hereby, 750,000 were acquired by the selling stockholders from us and 80,000 were acquired from Jeff Peterson, our vice chairman, in a private placement on March 31, 2003, and 166,000 are issuable upon the exercise of Additional Investment Rights, 150,000 of which were acquired from us and 16,000 of which were acquired from Mr. Peterson by the selling stockholders in that private placement.

         The initial holders, or their pledgees, donees, distributees, transferees or other successors-in-interest (including, for example, partners in a partnership receiving a distribution of the shares), who are collectively referred to in this prospectus as the selling stockholders, may from time to time offer and sell any and all of the shares of common stock offered under this prospectus.

     The following table sets forth, for each selling stockholder, the amount of CEDC common stock owned, the number of shares of common stock offered hereby and the number of shares of common stock to be held and the percentage of outstanding common stock to be owned after completion of this offering (assuming the sale of all shares offered under this prospectus). None of the selling stockholders has had any position, office or other relationship material to CEDC with CEDC or any of its affiliates within the past three years.


                                                                            Number of        Percent
                                           Number of         Shares       Shares Owned      Ownership
            Name                         Shares Owned    Offered Hereby   After Offering  After Offering
            ----                         ------------    --------------   --------------  --------------
Mainfield Enterprises, Inc.               590,000(1)       540,000(1)        50,000             *

Smithfield Fiduciary LLC                  123,000(2)       123,000(2)           -               -

Cranshire Capital, L.P.                   240,000(3)       240,000(3)           -               -

Deephaven Small Cap Growth Fund LLC        60,000(4)        60,000(4)           -               -

Omicron Master Trust                       33,000(5)        33,000(5)           -               -

---------------
*    Less than 1%

(1) Includes 90,000 shares issuable upon the exercise of Additional Investment Rights, 74,000 of which were issued by the company and 16,000 of which were issued by Mr. Peterson, all of which exercisable at any time until the 60th trading day after the date on which this registration statement becomes effective. Pursuant to an investment management agreement, Eldad Gal has voting control and investment discretion over securities held by Mainfield Enterprises, Inc. Eldad Gal disclaims beneficial ownership of the shares held by Mainfield Enterprises, Inc.

(2) Includes 20,500 shares issuable upon the exercise of an Additional Investment Right exercisable at any time until the 60th trading day after the date on which this registration statement becomes effective. Highbridge Capital Management, LLC ("HCM") is the trading manager of Smithfield Fiduciary LLC ("Smithfield") and has voting control and investment discretion over securities held by Smithfield. Glenn Dubin and Henry Swieca control HCM. HCM, Glenn Dubin and Henry Swieca disclaim beneficial ownership of the shares held by Smithfield.

(3) Includes 40,000 shares issuable upon the exercise of an Additional Investment Right exercisable at any time until the 60th trading day after the date on which this registration statement becomes effective. Downsview Capital, Inc. is the general partner of Cranshire Capital, L.P. and has voting control and investment discretion over securities held by Cranshire Capital, L.P. Mitchell P. Kopin is the president of Downsview Capital, Inc. Downsview Capital, Inc. and Mr. Kopin disclaim beneficial ownership of the shares held by Cranshire Capital, L.P.

(4) Includes 10,000 shares issuable upon the exercise of an Additional Investment Right exercisable at any time until the 60th trading day after the date on which this registration statement becomes effective. Deephaven

     SmallCap Growth Fund LLC is a private investment fund that is owned by all of its investors and managed by Deephaven Capital Management LLC. Deephaven Capital Management LLC, of which Mr. Colin Smith is the Chief Executive Officer, has voting and investment control over the shares that are owned by Deephaven Small Cap Growth Fund LLC. Deephaven Small Cap Growth Fund LLC is not a broker-dealer, but it is an indirect subsidiary of Knight Trading Group, Inc., which is affiliated with one or more broker-dealers.

(5) Includes 5,500 shares issuable upon the exercise of an Additional Investment Right exercisable at any time until the 60th trading day after the date on which this registration statement becomes effective.

                              PLAN OF DISTRIBUTION

         The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

          o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

          o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

          o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

          o an exchange distribution in accordance with the rules of the applicable exchange;

          o    privately negotiated transactions;

          o    short sales;

          o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

          o    a combination of any such methods of sale; and

          o    any other method permitted pursuant to applicable law.

         The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

         The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

         Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

         The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

         The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

         The selling stockholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

         We are required to pay all fees and expenses incident to the registration of the shares of common stock. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

         The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder. If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the selling stockholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

         The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our common stock and activities of the selling stockholders.

                                  LEGAL MATTERS

         The validity of the common stock being offered hereby has been passed upon for us by Kronish Lieb Weiner & Hellman LLP, New York, New York.

                                     EXPERTS

         The consolidated financial statements of Central European Distribution Corporation appearing in Central European Distribution Corporation's Annual Report on Form 10-K for the year ended December 31, 2002 have been audited by Ernst & Young Audit Sp. z o.o., independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference upon such report given on the authority of such firm as experts in accounting and auditing.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

         The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the registrant in connection with the sale of the common stock being registered hereby. All amounts, except the SEC registration fee, are estimates.

                                                   Amount to Be
                                                Paid by Registrant
                                                ------------------

       SEC registration fee                           $ 2,097
       Legal fees and expenses                          5,000
       Accounting fees and expenses                    42,000
       Printing and engraving expenses                  1,000
       Miscellaneous                                   19,903
                                                      -------
            Total                                     $70,000

         The registrant intends to pay all expenses of registration, issuance and distribution, except that the selling stockholders shall pay all applicable selling commissions, brokerage fees and stock transfer taxes, if any.

Item 15.  Indemnification of Directors and Officers.

            Section 145 of the General Corporation Law of the State of Delaware sets forth certain circumstances under which directors, officers, employees and agents may be indemnified against liability that they may incur in their capacity as such. Section 6.3 of CEDC's Certificate of Incorporation provides for indemnification of CEDC's directors, officers, employees and agents under certain circumstances. Section 6.5 of CEDC's Bylaws, as amended, provides that CEDC may purchase and maintain insurance on behalf of directors, officers, employees or agents. CEDC has in effect a policy of liability insurance covering its directors and officers. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of CEDC pursuant to the foregoing provisions, or otherwise, CEDC has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by CEDC of expenses incurred or paid by a director, officer, or controlling person of CEDC in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, CEDC will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 16.  Exhibits.

   Exhibit
    Number
    ------

      4.1 Form of Common Stock certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form SB-2, File No. 333-42387, filed with the Commission on December 17,
               1997).

      4.2 Securities Purchase Agreement dated as of March 31, 2003 among the Company, Jeffrey Peterson and the purchasers identified on the signature pages thereto (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed April 3, 2003)

      4.3 Form of Additional Investment Right dated March 31, 2003 and issued to the purchasers identified on the signature pages to the Securities Purchase Agreement dated as of March 31, 2003 (incorporated by reference to Exhibit 10.2 to the Company's Current Report on Form 8-K filed April 3, 2003)

      5        Opinion of Kronish Lieb Weiner & Hellman LLP

      23.1     Consent of Kronish Lieb Weiner & Hellman LLP (included in
               Exhibit 5)

      23.2     Consent of Ernst & Young Audit Sp. z o.o.

      24       Power of Attorney (included on signature page hereto)

Item 17.  Undertakings.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; provided, however, that notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 of Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange
Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Sarasota, state of Florida, on April 23, 2003.

                                    Central European Distribution Corporation

                                        /s/ William V. Carey
                                    By: __________________________
                                        William V. Carey
                                        Chairman, President and Chief
                                        Executive Officer


                                POWER OF ATTORNEY

            We, the undersigned directors and officers of Central European Distribution Corporation, do hereby constitute and appoint William V. Carey and Neil Crook and each and either of them, our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our names and our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, or any registration statement for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, including specifically, but without limitation, any and all amendments (including post-effective amendments) hereto; and we hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue thereof.

            Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                 Title                                  Date
               ---------                                 -----                                  ----
          /s/ William V. Carey
          __________________             Chairman, President and Chief                     April 23, 2003
           William V. Carey              Executive Officer (Principal
                                         Executive Officer)

          /s/ Jeffrey Peterson
          __________________             Vice Chairman                                     April 23, 2003
           Jeffrey Peterson

          /s/ Neil Crook                 Vice President and Chief Financial                April 23, 2003
          __________________             Officer (Principal Financial and
              Neil Crook                 Accounting Officer)

          /s/ N. Scott Fine
          __________________             Director                                          April 23, 2003
             N. Scott Fine

          /s/ James T. Grossmann
          ______________________         Director                                          April 23, 2003
           James T. Grossmann

          /s/ Tony Housh
          __________________             Director                                          April 23, 2003
              Tony Housh

          /s/  Jan W. Laskowski
          _____________________          Director                                          April 23, 2003
           Jan W. Laskowski

          /s/ Richard Roberts
          __________________             Director                                          April 23, 2003
            Richard Roberts




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